UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2012

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 1, 2012, the board of directors (the “Board”) of Qualys, Inc. (the “Company”), upon the recommendation of the compensation committee of the Board, approved the compensation for non-employee directors of the Company (the “Outside Directors”). The compensation committee’s recommendation to adopt the same was based, in part, upon the results of a review conducted by Compensia, a compensation consultant previously engaged by the compensation committee to review the Company’s compensation practices for Outside Directors and to compare such practices to the compensation practices of comparable companies. Outside Directors will receive compensation in the form of equity and cash, as described below:

Equity Compensation

Upon joining the Board, each newly elected Outside Director will receive an option to purchase 21,000 shares (the “Initial Award”) of the Company’s common stock. The term of the Initial Award will be ten years and the exercise price will be the fair market value, as determined in accordance with the Company’s 2012 Equity Incentive Plan (the “Plan”) on the date of the grant. The shares underlying the Initial Award will vest as to 1/36 of the total shares subject to such award monthly over a period of three years following the date of grant, subject to continued service on the Board through each vesting date.

On the date of each annual meeting of the Company’s stockholders, each Outside Director who has served on the Board for at least six months prior to such date will be granted an option to purchase 12,000 shares (the “Annual Option Award”) of the Company’s common stock. The term of the Annual Option Award will be ten years and the exercise price will be the fair market value, as determined in accordance with the Plan on the date of the grant. All of the shares underlying the Annual Option Award will vest as to 1/12 of the total shares subject to such award monthly over a period of one year following the date of grant, subject to continued service on the Board through each vesting date.

Notwithstanding the vesting schedules described above, the vesting of each Initial Award and each Annual Option Award will accelerate in full upon a “change in control” (as defined in the Plan).

Cash Compensation

Each Outside Director will receive an annual fee of $30,000 in cash for serving on the Board (the “Annual Fee”). In addition to the Annual Fee, the lead independent director will be entitled to an additional annual fee of $15,000 in cash.

The chairpersons and members of the Board’s three standing committees will be entitled to the following annual cash fees:

Board Committee	Chairperson Fee*	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$6,000	$3,000

*	Any Outside Director who serves as chairperson of a committee shall not be entitled to a member fee for the same committee.

All fees in cash will be paid in four equal installments on a quarterly basis at the end of the applicable quarter provided that the individual served as an Outside Director during the full quarter, with the amount pro-rated for any Outside Director who did not serve the full quarter (on either the Board or the relevant Board committee).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman, President and Chief Executive Officer

Date: November 7, 2012

4